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EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In Thousands)

                                                            Year Ended December 31,
                                         -------------------------------------------------------------
                                           1998          1997         1996         1995         1994
                                         =============================================================
Consolidated pretax income from
  continuing operations                   127,586      104,753       87,092       72,313        65,310

Interest                                  194,328      176,807      151,101      126,440        85,099

Interest portion of rent expense            2,308        2,066        1,939        1,742         1,599

Net amortization of debt discount and
  issuance expense                            230          269           62         n/a           n/a
                                         -------------------------------------------------------------
Earnings                                  324,452      283,895      240,194      200,495       152,008
                                         =============================================================

Interest                                  194,328      176,807      151,101      126,440        85,099

Interest portion of rent expense            2,308        2,066        1,939        1,742         1,599

Net amortization of debt discount and
  issuance expense                            230          269           62         n/a           n/a
                                         -------------------------------------------------------------
Fixed Charges Including Interest
  on Deposits                             196,866      179,142      153,102      128,182        86,698
                                         =============================================================

Interest on Deposits                      134,186      119,159      107,965       96,691        63,080
                                         -------------------------------------------------------------
Fixed Charges Excluding Interest
  on Deposits                              62,680       59,983       45,137       31,491        23,618
                                         =============================================================

Ratio of Earnings to Fixed Charges
  Including Deposits                         1.65         1.58         1.57         1.56          1.75
                                         -------------------------------------------------------------

Ratio of Earnings to Fixed Charges
  Excluding Deposits                         5.18         4.73         5.32         6.37          6.44
                                         -------------------------------------------------------------
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